Exhibit 99.1

FOR IMMEDIATE RELEASE

SEQUA STOCKHOLDERS APPROVE MERGER
WITH THE CARLYLE GROUP

New York, September 17, 2007– Sequa Corporation (NYSE: SQA.A) (the “Company”) today announced that the Company’s stockholders approved the adoption of the definitive merger agreement among the Company, Blue Jay Acquisition Corporation (“Parent”) and Blue Jay Merger Corporation (“Merger Sub”), affiliates of The Carlyle Group (“Carlyle”), at the Company’s Special Meeting of Stockholders.  The transaction has cleared the antitrust regulatory process in the United States but still remains subject to requisite regulatory approvals in Europe and customary closing conditions.  The preliminary tabulation indicates that more than 83.09% of the shares voted were cast in favor of the transaction.  The number of shares voted in favor of the transaction represented approximately 83.12% of the total shares outstanding and entitled to vote at the meeting.  The Merger is expected to close in the fourth quarter of 2007.

Gail A. Binderman, Chairman of the Board of the Company, said, “We are pleased that stockholders have voted to approve the transaction with Carlyle, which we feel represents the best possible way to deliver maximum value.  Sequa has a bright future under the ownership of Carlyle and, on behalf of the Board, I would like to thank every employee for the hard work and dedication that have brought us to this day.  We look forward to completing this transaction as quickly as possible.”

As previously announced, on July 9, 2007, the Company, Merger Sub and Parent entered into a definitive merger agreement under which Parent will acquire the Company in a transaction valued at $2.7 billion (the “Merger”).  Under the terms of the merger agreement, Parent will acquire all of the outstanding Class A and Class B shares of the Company for $175.00 per share in cash, a premium of 54% to the closing prices of the Company’s Class A and Class B shares on July 6, 2007.

At the meeting, all proxy cards and ballots were turned over to the independent inspector of elections, The Bank of New York Mellon Corporation, for final tabulation and certification.

About Sequa

Sequa Corporation is a diversified manufacturer with operations organized around seven discrete operating units in the following industries: aerospace, automotive, metal coating, specialty chemical, industrial machinery, and other products. For additional information visit www.sequa.com.

Forward-Looking Statements

Statements in this press release regarding the proposed Merger, the expected effects, timing and completion of the proposed Merger and any other statements about the Company’s future expectations, beliefs, goals, plans or prospects constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act and Section 21E of the Exchange Act).  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements.  These statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and estimates expressed or implied in such forward-looking statements.  Risk factors, cautionary statements and other conditions which could cause the Company’s actual results to differ from management’s current expectations are contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended

December 31, 2006.  The Company undertakes no obligation to update any statement to reflect events or circumstances that may arise after the date of this press release, except as required by securities laws.

In addition to the risks and uncertainties set forth in the Company’s reports or periodic reports filed with the Securities and Exchange Commission, the proposed Merger could be affected by, among other things, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against the Company and others related to the merger agreement or any other failure to satisfy other conditions required to complete the Merger, including required regulatory approvals; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; the amount of the costs, fees, expenses and charges related to the Merger and the execution of certain financings that will be obtained to consummate the Merger; and the impact of the substantial indebtedness incurred to finance the consummation of the Merger.

CONTACTS:

For Sequa:

Joele Frank / Marin Kaleya
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

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